SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2008

BioMedical Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Colorado	____000-52652___	26-3161860
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

9800 Mt Pyramid Court # 350

            Englewood, CO  80112
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (303) 653-0100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.03

MATERIAL MODIFICATION OF RIGHTS OF SECURITY HOLDERS

ITEM 8.01

OTHER EVENTS

Effective with the open of trading on Wednesday, September 3, 2008, the Company’s name change from CET Services, Inc. to BioMedical Technology Solutions Holdings, Inc. will be effective on the OTC Electronic Bulletin Board.  Also, effective with the open of trading on September 3, 2008, a one-for-three (1-for-3) reverse split (the “Reverse Split”) of the Company’s outstanding securities was effective. Giving effect to the issuance of approximately 78,033,189 additional shares of common stock in connection with the reverse triangular merger between CET Services and BMTS that was consummated on August 21, 2008, and giving further effect to the Reverse Split, the Company will have approximately 27,880,000 shares issued and outstanding (before giving effect to the impact of rounding up in the Reverse Split).

Effective with the open of trading on Wednesday, September 3, 2008, giving effect to the name change and Reverse Split, the Company’s shares of common stock will begin trading on the Over-The-Counter Bulletin Board under the new ticker symbol “BMTL”.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMEDICAL TECHNOLOGY SOLUTIONS HOLDINGS, INC.
Date: September 2, 2008	By: _/s/ Donald G. Cox ______________ Donald G. Cox, President

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